Exhibit 3.59
ARTICLES OF INCORPORATION
OF
PICK-YOUR-PART RECYCLING CENTERS, INC.

I
The name of this corporation is Pick-Your-Part
Recycling Centers, Inc.
II
The purpose of this corporation is to engage in any lawful act or activity of which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.
III
The name and address in the State of California of this corporation’s initial agent for service of process is: Richard Neu, 901 New Dock Street, Terminal Island, California 90731.
IV
(a)     The corporation is authorized to issue two (2) classes of shares to be designated “Preferred” and “Common”; the total number of shares which this corporation shall have authority to issue is 200,000. The Common Shares shall be of no par value and the Preferred Shares shall be of no par $100.00 stated value per share. The total number of Common Shares shall be 100,000 and the total number of Preferred Shares shall be 100,000. Each common shareholder of the corporation shall be entitled to full preemptive or preferential rights, as such rights are defined by law, to subscribe for or purchase his proportional part of any common (but not preferred) shares which may be issued at any time or from time to time by the corporation.
(b)     A series of Preferred Shares, designated and known as “Series A Preferred Stock”, is hereby established. The number of shares constituting the Series A Preferred Stock shall be 5,000 shares. The Series A Preferred Stock shall have the following rights, preferences, privileges and restrictions:
1.    Dividends
A.    The holders of the Series A Preferred Stock shall be entitled to receive dividends, if, as and when declared by the Board of Directors of the corporation.
B.    No dividends or other distributions shall be made by the corporation to holders of its Common Stock unless the corporation’s amount of retained earnings immediately prior thereto exceeds the amount proposed to be distributed by at least the total of (i) the aggregate purchase price of all shares of Preferred Stock of the corporation then issued and outstanding less the aggregate amount of any dividends declared and actually paid on such Preferred Stock and (ii) the amount reserved by the Chief Financial Officer of the corporation to meet any contingent liabilities.
2.    Liquidation Rights. The holders of the Series A Preferred Stock are entitled to a preference in the event of liquidation, dissolution or winding up as follows:
The liquidation preference of the Series A Preferred Stock shall be One Hundred Dollars ($100.00) per share, which shall be paid to each shareholder of Series A Preferred Stock before any distribution shall be made to the holders of the Common Stock or any other junior securities of this corporation upon the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation. After payment or distribution to the holders of Series A Preferred Stock of the preferential amounts as aforesaid, the remaining assets of the corporation shall be distributed to the holders of the Common Stock.
If upon such liquidation, dissolution or winding up of the corporation the assets thus distributed among the holders of Series A Preferred Stock shall be insufficient to permit the payment to such shareholders of the full preferential amounts aforesaid, then the entire assets of the corporation to be distributed shall be distributed ratably among the holders of Series A Preferred Stock.
Neither the merger or consolidation of the corporation nor the voluntary sale or conveyance of all or substantially all of the assets of the corporation shall be deemed to be a liquidation, dissolution or winding up of the corporation for purposes of this Section 2.
3.    Redemption Rights. The Series A Preferred Stock shall not be subject to any rights of redemption.
4.    Voting Rights. The holders of the Series A Preferred Stock shall be entitled to vote as a class on all matters on which they are entitled to vote under Section 903 of the California Corporations Code and/or Article V of the Articles of Incorporation of the Corporation. On all other matters which shall be presented at any meeting of stockholders or otherwise submitted to a vote of stockholders, including but not limited to the election of Directors, the holders of Series A Preferred Stock shall not be entitled to vote, either as a class or together with the holders of the Common Stock of the corporation.

(c) The remaining Preferred Shares may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix or alter the dividend rights, dividend rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, the liquidation preferences, and all other rights, preferences, privileges and restrictions granted to or imposed on any wholly unissued series of Preferred Shares, and the number of shares constituting any such series and the designation thereof, or of any of them and to increase or decrease the number of shares of any such series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of that series.
The unanimous consent of the shareholders of this corporation shall be required to approve the following actions:
(1)     Mergers or consolidations involving this corporation.
(2)     Amendment or repeal of the Articles of Incorporation or By-Laws of this corporation.

(3)     Issuance of shares of any class or other rights relating to the issuance of shares of this corporation.
(4)     Transfer of all, or substantially all, the assets of this corporation by sale, lease or otherwise.
VI
All corporate actions taken by the Board of Directors of this corporation shall require the affirmative vote of all the Directors.
DATED: March 9, 1979.

/s/ Richard Neu
RICHARD NEU

I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.

/s/ Richard Neu
RICHARD NEU

NAME CHG. TO: PICK-YOUR-PART AUTO WRECKING
CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION.
GLENN McELROY and CAROLYN G. MORGON certify that:
1.    They are the President and Assistant Secretary, respectively of Pick-Your-Part Recycling Centers, Inc., a California corporation.
2.    Article I of the Articles of Incorporation of this corporation is amended to read as follows:
“The name of this corporation is Pick-Your-Part Auto Wrecking.”
3.    The foregoing amendment has been duly approved by the Board of Directors.
4.    No shares have been issued.
/s/ Glenn McElroy
Glenn McElroy, President

/s/ Carolyn Morgan
Carolyn Morgan, Assistant Secretary

The undersigned certify under penalty of perjury that the matters set forth in the foregoing Certificate are true of their own knowledge.
Executed at Wilmington, California on August 6, 1979.
/s/ Glenn McElroy
Glenn McElroy

/s/ Carolyn Morgan
Carolyn Morgon

RESTATED ARTICLES OF INCORPORATION
OF
PICK-YOUR-PART AUTO WRECKING

GLENN C. McELROY AND N. MATTHEW GROSSMAN certify that:

1.    They are the President and Secretary, respectively, of PICK-YOUR-PART AUTO WRECKING, a California corporation.
2.    The Articles of Incorporation of this corporation, including all amendments thereto, are hereby restated in their entirety to read as follows:
I
The name of this corporation is PICK-YOUR-PART AUTO WRECKING.
II
The purpose of this corporation is to engage in any lawful act or activity of which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.
III
(a)    The corporation is authorized to issue two (2) classes of shares to be designated “Preferred” and “Common”; the total number of shares which this corporation shall have authority to issue is 200,000. The Common Shares shall be of no par value and the Preferred Shares shall be of no par $100.00 stated value per share. The total number of Common Shares shall be 100,000 and the total number of Preferred Shares shall be 100,000. Each common shareholder of the corporation shall be entitled to full preemptive or preferential rights, as such rights are defined by law, to subscribe for or purchase his proportional part of any common (but not preferred) shares which may be issued at any time or from time to time by the corporation.
(b)    A series of Preferred Shares, designated and known as “Series A Preferred Stock”, is hereby established. The number of shares constituting the Series A Preferred Stock shall be 5,000 shares. The Series A Preferred Stock shall have the following rights, preferences, privileges and restrictions:
1.    Dividends
A.    The holders of the Series A Preferred Stock shall be entitled to receive dividends, if, as and when declared by the Board of Directors of the corporation.
B.    No dividends or other distributions shall be made by the corporation to holders of its Common Stock unless the corporation’s amount of retained earnings immediately prior thereto exceeds the amount proposed to be distributed by at least the total of (i) the aggregate purchase price of all shares of Preferred Stock of the corporation then issued and outstanding less the aggregate amount of any dividends declared and actually paid on such Preferred Stock and (ii) the amount reserved by the Chief Financial Officer of the corporation to meet any contingent liabilities.
2.    Liquidation Rights. The holders of the Series A Preferred Stock are entitled to a preference in the event of liquidation, dissolution or winding up as follows:
The liquidation preference of the Series A Preferred Stock shall be One Hundred Dollars ($100.00) per share, which shall be paid to each shareholder of Series A Preferred Stock before any distribution shall be made to the holders of the Common Stock or any other junior securities of this corporation upon the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation. After payment or distribution to the holders of Series A Preferred Stock of the preferential amounts as aforesaid, the remaining assets of the corporation shall be distributed to the holders of the Common Stock.
If upon such liquidation, dissolution or winding up of the corporation the assets thus distributed among the holders of Series A Preferred Stock shall be insufficient to permit the payment to such shareholders of the full preferential amounts aforesaid, then the entire assets of the corporation to be distributed shall be distributed ratably among the holders of Series A Preferred Stock.
Neither the merger or consolidation of the corporation nor the voluntary sale or conveyance of all or substantially all of the assets of the corporation shall be deemed to be a liquidation, dissolution or winding up of the corporation for purposes of this Section 2.
3.    Redemption Rights. The Series A Preferred Stock shall not be subject to any rights of redemption.
4.    Voting Rights. The holders of the Series A Preferred Stock shall be entitled to vote as a class on all matters on which they are entitled to vote under Section 903 of the California Corporations Code and/or Article IV of the Articles of Incorporation of the Corporation. On all other matters which shall be presented at any meeting of stockholders or otherwise submitted to a vote of stockholders, including but not limited to the election of Directors, the holders of Series A Preferred Stock shall not be entitled to vote, either as a class or together with the holders of the Common Stock of the corporation.
(c)     The remaining Preferred Shares may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix or alter the dividend rights, dividend rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, the liquidation preferences, and all other rights, preferences, privileges and restrictions granted to or imposed on any wholly unissued series of Preferred Shares, and the number of shares constituting any such series and the designation thereof, or of any of them and to increase or decrease the number of shares of any such series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of that series.
IV
The unanimous consent of the shareholders of this corporation shall be required to approve the following actions:
(1) Mergers or consolidations involving this corporation.
(2) Amendment or repeal of the Articles of Incorporation or By-Laws of this corporation.
(3)    Issuance of shares of any class or other rights relating to the issuance of shares of this corporation.
(4) Transfer of all, or substantially all, the assets of this corporation by sale, lease or otherwise.
V
All corporate actions taken by the Board of Directors of this corporation shall require the affirmative vote of all the Directors.
3.    The foregoing restatement of articles has been duly approved by the Board of Directors.
/s/ Glenn C. McElroy
Glenn C. McElroy, President

/s/ N. Matthew Grossman
N. Matthew Grossman, Secretary

Each of the undersigned declares under penalty of perjury that the matters set forth in the for9goingi Certificate are true and correct. Executed at Los Angeles, California on July 16, 1981.
/s/ Glenn C. McElroy
Glenn C. McElroy, President

/s/ N. Matthew Grossman
N. Matthew Grossman, Secretary

RESTATED ARTICLES
OF INCORPORATION OF
PICK-YOUR-PART AUTO WRECKING

Glenn C. McElroy and Richard W. Neu certify that:
1.    They are the president and the secretary, respectively, of Pick-Your-Part Auto Wrecking a California corporation.
2.    The Articles of Incorporation of this corporation are amended and restated to read as follows:
I
The name of this corporation is Pick-Your-Part Auto Wrecking.
II
The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.
III
(a)     The corporation is authorized to issue two classes of shares designated respectively “Preferred Stock” and “Common Stock”, and referred to herein either as Common Stock or Common shares and Preferred Stock or Preferred shares, respectively. The total number of shares which the corporation shall have authority to issue is 200,000. The Common shares shall be of no par value and the Preferred shares shall be of no par $100.00 stated value per share. The total number of shares of Common Stock shall be 100,000 and the total number of shares of Preferred Stock shall be 100,000. Two series of Common Stock designated, respectively, Class A of which the corporation is authorized to issue 50,000 shares, and Class B of which the corporation is authorized to issue 50,000 shares, are hereby established. The rights, preferences, privileges and restrictions of Class A Common Stock and Class B Common Stock shall be equal and identical in all respects except that, unless otherwise provided by law, the holders of shares of Class A Common Stock shall have and possess the exclusive right to notice of shareholders’ meetings and the exclusive voting rights and voting power and the holders of shares of Class B Common Stock shall not be entitled to notice of any shareholders’ meetings or to vote, as a class or otherwise, upon the election of directors or upon any other matter. Each shareholder of Class A Common Stock of the corporation shall be entitled to full preemptive or preferential rights, as such rights are defined by law, to subscribe for or purchase his proportional part of any shares of Class A Common Stock which may be issued at any time or from time to time by the corporation. Each shareholder of Class B Common Stock of the Corporation shall be entitled to full preemptive or preferential rights, as such rights are defined by law, to subscribe for or purchase his proportional part of any shares of Class B Common Stock which may be issued at any time or from time to time by the corporation.
(b)     A series of Preferred stock, designated and known as “Series A Preferred Stock”, is hereby established. The number of shares constituting the Series A Preferred Stock shall be 5,000 shares. The Series A Preferred Stock shall have the following rights, preferences, privileges and restrictions:
1.     Dividends
A.     The holders of the Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors of the corporation, out of any assets at the time legally available therefor, dividends in cash in the amount declared from time to time by the Board of Directors.
B.     No dividends or other distributions shall be made by the corporation to holders of its Common Stock unless the corporation’s amount of retained earnings immediately prior thereto exceeds the amount proposed to be distributed by at least the total of (i) the aggregate liquidation preference of all shares of Preferred Stock of the corporation then issued and outstanding less the aggregate amount of any dividends declared and actually paid on such Preferred Stock and (ii) the amount reserved by the Chief Financial Officer of the corporation to meet any contingent liabilities.
2. Liquidation Rights. The holders of the Series A Preferred Stock are entitled to a preference in the event of liquidation, dissolution or winding up as follows:
The liquidation preference of the Series A Preferred Stock shall be One Hundred Dollars ($100.00) per share, which shall be paid to each shareholder of Series A Preferred Stock before any distribution shall be made to the holders of the Common Stock or any other junior securities of the corporation upon the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation. After payment or distribution to the holders of Series A Preferred Stock of the preferential amounts as aforesaid, the remaining assets of the corporation shall be distributed to the holders of the Common Stock.
If upon such liquidation, dissolution or winding up of the corporation the assets thus distributed among the holders of Series A Preferred Stock shall be insufficient to permit the payment to such shareholders of the full preferential amounts aforesaid, then the entire assets of the corporation to be distributed shall be distributed ratably among the holders of Series A Preferred Stock.
Neither the merger or consolidation of the corporation nor the voluntary sale or conveyance of all or substantially all of the assets of the corporation shall be deemed to be a liquidation, dissolution or winding up of the corporation for purposes of this Section 2.
3.     Redemption Rights. The Series A Preferred Stock shall not be subject to any rights of redemption.
4.     Voting Rights. Except as otherwise provided by law, the holders of the Series A Preferred Stock shall not be entitled to notice of any shareholders’ meetings or to vote, as a class or otherwise, upon the election of directors or upon any other matter.
(c)     The remaining Preferred shares may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix or alter the dividend rights, dividend rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, the liquidation preferences, and all other rights, preferences, privileges and restrictions granted to or imposed on any wholly unissued series of Preferred shares, and the number of shares constituting any such series and the designation thereof, or of any of them and to increase or decrease the number of shares of any such series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding.    In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of that series.
(d)     Upon the amendment of this article to read as hereinabove set forth, each outstanding share of Common Stock is converted into and reconstituted as one share of Class A Common Stock, and each outstanding share of Series A Preferred Stock is converted into and reconstituted as one share of new Series A Preferred Stock.
3.    The foregoing amendment and restatement of articles of incorporation has been duly approved by the board of directors.
4.    The foregoing amendment and restatement of articles of incorporation has been duly approved by the required vote of. shareholders in accordance with Sections 902 and 903 of the Corporations Code, and the unanimous consent of all shareholders in accordance with Article IV of the Restated Articles of Incorporation of this corporation, as filed in the office of the Secretary of State on July 17, 1981. The total number of outstanding shares of the corporation is 80 shares of Common Stock and 1,475 shares of Series A Preferred Stock. The number of shares of each class voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50% of each class of shares and more than 50% of the outstanding voting shares, and the unanimous consent of all shareholders under the provisions of said Article IV.
/s/ Glenn C. McElroy
Glenn C. McElroy, President

/s/ Richard W. Neu
Richard W. Neu, Secretary

The undersigned declare under penalty of perjury that the matters set forth in the foregoing certificate are true of their own knowledge. Executed at Los Angeles, California, on December 6, 1984.
/s/ Glenn C. McElroy
Glenn C. McElroy

/s/ Richard W. Neu
Richard W. Neu

AGREEMENT OF MERGER BETWEEN
PICK-YOUR-PART AUTO WRECKING
AND
SUN VALLEY PICK-YOUR-PART AUTO WRECKING
This Agreement of Merger is entered into between Pick-Your-Part Auto Wrecking, a California corporation (herein “Surviving Corporation”) and Sun Valley Pick-Your-Part Auto Wrecking, a California corporation (herein “Merging Corporation”).
1. Merging Corporation shall be merged into Surviving Corporation.
2. Each outstanding share of Class A Common Stock and Series A Preferred Stock of Surviving Corporation, and each outstanding share of Class A Common Stock, Class B Common Stock and Series A Preferred Stock of Merging Corporation, shall be cancelled, and new shares of Class A Common Stock, Class B Common Stock and Series A Preferred Stock of. Surviving Corporation shall be issued as follows:

Name of Shareholder	Class A Common Stock	Class B Common Stock	Series A Preferred Stock
John L. Neu	90	1,035	1,125
Jeffrey P. Neu	45	455
Robert T. Neu	45	455
Leslie S. Neu	45	455
Richard W. Neu	675	7,200	1,125
Glenn McElroy	576	4,224	190
Phillip McElroy	216	1,584	190
Tom Hutton	108	792	95
Total	1,800	16,200	2,725

3.     Merging Corporation shall from time to time, as and when requested by Surviving Corporation, execute and deliver all such documents and instruments and take all such action necessary or desirable to evidence or carry out this merger.
4.     The effect of the merger and the effective date of the merger are as prescribed by law:
5.     This merger is under and pursuant to Internal Revenue Code Section 368(a)(1)(A).
6.     All shareholders of each class and series of shares of each constituent corporation have consented to the unequal distribution of securities set forth in paragraph 2 above.

IN WITNESS WHEREOF, the parties have executed this Agreement.
PICK-YOUR-PART AUTO WRECKING

/s/ Glenn McElroy
Glenn McElroy, President

/s/ Richard W. Neu
Richard W. Neu, Secretary

SUN VALLEY PICK-YOUR-PART AUTO WRECKING

/s/ Glenn McElroy
Glenn McElroy, President

/s/ Richard W. Neu
Richard W. Neu, Secretary

CERTIFICATE OF APPROVAL
OF
AGREEMENT OF MERGER
Glenn McElroy and Richard W. Neu certify that:
1.     They are the president and the secretary, respectively, of Pick-Your-Part Auto Wrecking, a California corporation.
2.     The Agreement of Merger in the form attached hereto was duly approved by the Board of Directors and Shareholders of this corporation.
3.     The shareholder approval (including consent to the unequal distribution of securities) was by the holders of 100% of the outstanding shares of each class of shares of the corporation.
4.     The Agreement of Merger in the form attached hereto was approved by this corporation by the vote of a number of shares of each class which equaled or exceeded the vote required; such classes, the total number of outstanding shares of each class entitled to vote on the merger, and the percentage vote required of each class being as follows:

Name of Class and Series	Total Number of Outstanding Shares Entitled to Vote	Percentage Vote Required	Percentage of Votes Consenting to Unequal Distribution to Securities
Class A Common Stock	80	More than 50%	100%
Class B Common Stock	None Outstanding	More than 50%	None required
Series A Preferred	1,475	More than 50%	100%

/s/ Glenn McElroy
Glenn McElroy, President

/s/ Richard W. Neu
Richard W. Neu, Secretary

The undersigned declared under penalty of perjury that the matters set forth in the foregoing certificate are true of their own knowledge. Executed at Los Angeles, California on December 17 1984.

/s/ Glenn McElroy
Glenn McElroy

/s/ Richard W. Neu
Richard W. Neu

CERTIFICATE OF APPROVAL
OF
AGREEMENT OF MERGER
Glenn McElroy and Richard W. Neu certify that:
1. They are the president and secretary, respectively, of Sun Valley Pick-Your-Part. Auto Wrecking, a California corporation.
2. The Agreement of Merger in the form attached hereto was duly approved by the Board of Directors and shareholders of this corporation.
3. The shareholder approval’(including consent to the unequal distribution of securities) was by the holders of 100% of the outstanding shares of each class of shares of this corporation.
4.. The Agreement of Merger in the form attached hereto was approved by this corporation by the vote of a number of shares of each class which equaled or exceeded the vote required; such classes, the total number of outstanding shares of each class entitled to vote on the merger, and the percentage vote required of each class being as follows:

Name of Class and Series	Total Number of Outstanding Shares Entitled to Vote	Percentage Vote Required	Percentage of Votes Consenting to Unequal Distribution to Securities
Class A Common Stock	900	More than 50%	100%
Class B Common Stock	8,100	More than 50%	100%
Series A Preferred Stock	1,250	More than 50%	100%

/s/ Glenn McElroy
Glenn McElroy, President

/s/ Richard W. Neu
Richard W. Neu, Secretary

The undersigned declare under penalty of perjury that the matters set forth in the foregoing certificate are true of their own knowledge. Executed at Los Angeles, California on December 17, 1984.

/s/ Glenn McElroy
Glenn McElroy

/s/ Richard W. Neu
Richard W. Neu

CERTIFICATE OF OWNERSHIP

GLENN C. McELROY and RICHARD W. NEU certify that:
1.    They are the president and the secretary, respectively, of PICK-YOUR-PART AUTO WRECKING, a California corporation.
2.    This corporation owns 100 percent of the outstanding shares of BEA-PER, INC., a California corporation.
3.    The board of directors of this corporation has duly adopted the following resolutions:
RESOLVED, that this corporation merge BEA-PER, INC., its wholly-owned subsidiary corporation, into itself and assume all its liabilities pursuant to Section 1110 of the California Corporations Code; and
RESOLVED, FURTHER, that the President and Secretary are directed to execute and file a Certificate of Ownership pursuant to Section 1110 of the California Corporations Code and to take such further actions as may be necessary or proper to accomplish such merger.
/s/ Glenn C. McElroy
Glenn C. McElroy

/s/ Richard W. Neu
Richard W. Neu

The undersigned declare under penalty of perjury that the matters set forth in the foregoing certificate are true of their own knowledge.
Executed at Stanton, California, on March 15, 1986.

/s/ Glenn C. McElroy
Glenn C. McElroy

/s/ Richard W. Neu
Richard W. Neu